UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  _____________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           PowerShares Exchange-Traded
             (Exact Name of Registrant as Specified in Its Charter)


             Massachusetts                             (See Next Page)
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)




855 West Prarie Avenue, Wheaton, Illinois                             60187
 (Address of principal executive offices)                           (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on Which
to be so Registered:                          Each Class is to be so Registered:
----------------------------------            ----------------------------------
Shares of beneficial interest,
par value $0.01 per share                     American Stock Exchange LLC


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

 Securities Act registration statement file number to which this form relates:

                             333-102228; 811-21265


        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

Item 1.  Description of Registrant's Securities to be Registered.

A description of the shares of beneficial interest, $.01 par value, of PowerShares Exchange-Traded Fund Trust (the "Trust") to be registered hereunder is set forth in the Trust's Registration Statement on Form N-1A (Commission File Nos. 333-102228; 811-21265), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust is an "index fund" currently consisting of (4) separate investment portfolios. Each of the Trust's four investment portfolios and their respective I.R.S. Employer Identification Numbers are as follows:

PowerShares Dynamic Market Portfolio                                  01-0772019
PowerShares Dynamic OTC Portfolio                                     01-0772023
PowerShares Golden Dragon Halter USX China Portfolio                  06-6542784
PowerShares High Yield Equity Dividend AchieversTM Portfolio          36-7435619


Item 2.  Exhibits

1. The Trust's Amended and Restated  Declaration of Trust is included as Exhibit
(a)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

2. The Trust's By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.

3. A form of specimen certificate of beneficial interest, $.01 par value is included as Exhibit (d)(1) to Pre-Effective Amendment No. 2 to the Trust's Registration Statement on Form N-1A (File Nos. 333-102228; 811-21265), as filed with the Securities and Exchange Commission on April 16, 2003.



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                          POWERSHARES EXCHANGE-TRADED FUND TRUST

Date:  December 8, 2004                   By:  /s/ H. Bruce Bond
                                             -----------------------------------
                                               H. Bruce Bond
                                               Chief Executive Officer